EXECUTION VERSION 6,000,000 Shares GREEN BRICK PARTNERS, INC. Common Stock U NDERWRITING AGREEMENT January 25, 2021 BARCLAYS CAPITAL INC. 745 Seventh Avenue New York, New York 10019 GOLDMAN SACHS & CO. LLC 200 West Street New York, New York 10282 Ladies and Gentlemen: 1. Introductory. Each of the stockholders (each, a “Selling Stockholder”) of Green Brick Partners, Inc., a Delaware corporation (“Company”), listed in S chedule A to this Underwriting Agreement (this “Agreement”) agrees, severally and not jointly, with the several Underwriters, to sell to the several Underwriters the number of shares of common stock of the Company, par value $0.01 per share (“Securities”), set forth opposite its name on S chedule A hereto (such shares to be sold by the Selling Stockholders, the “Firm Securities”). In addition, the Selling Stockholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 900,000 additional shares (“Optional Securities”) of Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. 2. Representations and Warranties. (I) The Company represents and warrants to, and agrees with, the several Underwriters that: (a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-250977), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. For purposes of this Agreement: “430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f). “430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C. “Act” means the Securities Act of 1933, as amended. “Applicable Time” means 9:00 a.m. (Eastern time) on the date of this Agreement. Exhibit 1.1

2 [[5558991]] “Closing Date” has the meaning defined in Section 3 hereof. “Commission” means the Securities and Exchange Commission. “Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in S chedule B to this Agreement. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Rules and Regulations” means the rules and regulations of the Commission. “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the Nasdaq (as defined below) (“Exchange Rules”). “Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively. Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act. (b) Compliance with Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof. (c) Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement. If, immediately prior to the third anniversary of the initial effective time of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Underwriters, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of

3 [[5558991]] the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement. The Company has paid the registration fee for the offering contemplated by this Agreement pursuant to the Rules and Regulations. (d) Ineligible Issuer Status. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and as of the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405. (e) General Disclosure Package; Issuer Free Writing Prospectuses. (I) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated January 25, 2021, including the base prospectus, dated December 4, 2020 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, set forth on S chedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”) nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof. (II) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriters and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. (f) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not and would not reasonably be expected to (1) result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise) or affairs of the Company and its subsidiaries, taken as a whole, or (2) materially and adversely affect the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”). (g) Subsidiaries. Each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations, but substituting 5% in place of 10% in such definition, a “Significant Subsidiary”) of the Company has been duly incorporated or formed and is existing as a corporation or other entity and in good standing under the laws of the jurisdiction of its incorporation or formation, with all requisite power and authority (corporate and other) to carry on its business as it is currently being conducted and to own or lease its properties as described in the General Disclosure Package; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such

4 [[5558991]] qualification, except where the failure to be so qualified, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect; all of the issued and outstanding capital stock or equity interests of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as described in the General Disclosure Package, the capital stock or equity interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. The subsidiaries listed on S chedule D attached hereto constitute all the Significant Subsidiaries of the Company. (h) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company (including the Offered Securities) are validly issued, fully paid and nonassessable and conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the General Disclosure Package, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus supplement referred to in Section 2(d) hereof. (i) Other Offerings. The Company has not sold, issued or distributed any common shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than common shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans, director compensation arrangements or pursuant to outstanding options, rights or warrants. (j) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering. (k) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and each of the persons listed on S chedule C hereto to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the applicable Lock-Up Period referred to in Section 5 hereof. (l) Listing. The Offered Securities have been approved for listing on The Nasdaq Capital Market (“Nasdaq”), subject to notice of issuance. (m) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained, or made and such as may be required under state securities laws.

5 [[5558991]] (n) Title to Property. Except as disclosed in the General Disclosure Package, (i) the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and (ii) the Company and its subsidiaries have peaceful and undisturbed possession under all leases to which any of them is a party as lessee and each such lease is valid and binding and no default exists thereunder, except, in the case of clause (ii), as, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect. (o) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Significant Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of clauses (ii) and (iii), as, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the applicable issuer, borrower or other debtor or any of its Significant Subsidiaries. (p) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except, in the case of clause (ii), for such defaults as, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect. (q) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. (r) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, would have, or would reasonably be expected to have, a Material Adverse Effect. (s) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that, individually or in the aggregate, would have, or would reasonably be expected to have, a Material Adverse Effect. (t) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, would have, or would reasonably be expected to have, a Material Adverse Effect.

6 [[5558991]] (u) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Material United States Federal Income Tax Considerations for Non-U.S. Holders” and “Description of Capital Stock”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown. (v) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities. (w) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate. (x) Internal Controls and Compliance with Sarbanes-Oxley. The Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance, in all material respects, with all applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act), including, but not limited to, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls, and disclosure controls and procedures (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in any Registration Statement, any Statutory Prospectus and the General Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as set forth in the General Disclosure Package, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, any significant deficiency, material weakness, change that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, individually or in the aggregate, would have, or would reasonably be expected to have, a Material Adverse Effect. (y) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, would have, or would reasonably be expected to have, a Material Adverse Effect, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the Company’s knowledge threatened or contemplated. (z) Financial Statements. The financial statements included in the Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis. RSM US LLP, which has certified the financial statements of the Company as of and for the years ended December 31, 2019, 2018 and 2017 included in, or incorporated by reference into, the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm

7 [[5558991]] with respect to the Company within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States). The summary and selected financial data included in the Registration Statement, the General Disclosure Package and the Final Prospectus presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus. There are no financial statements that are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required. (aa) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) there has been no material transaction entered into, and there is no material transaction that is probable of being entered into, by the Company or any of its subsidiaries other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business and (vi) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority. (bb) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). (cc) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof. (dd) Taxes. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect. (ee) Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries

8 [[5558991]] under any such policy or instrument as to which, to the Company’s knowledge, any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package. (ff) Environmental Matters. Except as disclosed in the General Disclosure Package, (i) (A) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (B) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (C) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (D) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (E) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (F) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by subclauses (A) – (F) above such as, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect; (ii) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that, individually or in the aggregate, would have, or would reasonably be expected to have, a Material Adverse Effect; (iii) to the knowledge of the Company there are no requirements proposed for adoption or implementation under any Environmental Law that, individually or in the aggregate, would have, or would reasonably be expected to have, a Material Adverse Effect; and (iv) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (x) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos- containing materials, polychlorinated biphenyls and mold and (y) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws. (gg) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti- Money Laundering Laws is pending or, to the knowledge of the Company, threatened. (hh) Compliance with OFAC. None of the Company, any of its subsidiaries, or, to the Company’s knowledge, any director or officer of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the

9 [[5558991]] proceeds from the sale of the Offered Securities sold by it, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. (ii) No Unlawful Payments. None of the Company, any of its subsidiaries, or, to the Company’s knowledge, any director or officer of the Company, any agent, employee or other affiliate of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. (jj) No Restrictions on Payments by Subsidiaries. Except as described in the General Disclosure Package, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s capital stock, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company. (kk) Cybersecurity. (i)(x) Except as disclosed in the General Disclosure Package, to the knowledge of the Company there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect; and (ii) to the knowledge of the Company, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. (II) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that: (a) Title to Offered Securities. Such Selling Stockholder has, and on each Closing Date (as defined below) will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Offered Securities to be sold by such Selling Stockholder on such Closing Date free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to sell, transfer and deliver the Offered Securities to be sold by such Selling Stockholder, or a security entitlement in respect of such Offered Securities, on such Closing Date. Upon payment for the Offered Securities to be sold by such Selling Stockholder pursuant to this Agreement on each Closing Date, registration of such Offered Securities in the name of Cede & Co. (“Cede”) or such other nominee and the crediting of such Offered Securities on the books of The Depository Trust Company (“DTC”) to securities accounts of the Underwriters (assuming that none of such Underwriters has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Offered Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Offered Securities and (B) no action

10 [[5558991]] based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Offered Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC. (b) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the execution, delivery and performance by such Selling Stockholder of this Agreement or the offer and sale by such Selling Stockholder of the Offered Securities to be sold by it, except (i) such as have been obtained or made, (ii) such as may be required under state securities laws or by the Financial Industry Regulatory Authority, Inc. and (iii) such Form 4 or Schedule 13D filings with the Commission as may be required. (c) Authorization. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder. (d) Organization. Such Selling Stockholder has been duly organized and is existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate or similar and other) to enter into and perform its obligations under this Agreement. (e) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement by such Selling Stockholder, and the offer and sale of the Offered Securities to be sold by such Selling Stockholder, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable organizational documents of such Selling Stockholder or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or by which such Selling Stockholder or any of its subsidiaries is bound or to which any of the properties of such Selling Stockholder or any of its subsidiaries is subject, except, in the case of clauses (ii) and (iii), as, individually or in the aggregate, would not, and would not reasonably be expected to, impair in any material respect the ability of such Selling Stockholder to perform its obligations under this Agreement. (f) Absence of Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of the Offered Securities to be sold by it. (g) Compliance with Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this subsection (g) shall only apply with respect to statements in or omissions from any such document in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information consists of the following: such Selling Stockholder’s legal name, the number of Securities beneficially owned and offered by such Selling

11 [[5558991]] Stockholder and the other information with respect to such Selling Stockholder that appears in the applicable footnotes as set forth under the heading “Selling Stockholders” (the “Selling Stockholder Information”). (h) General Disclosure Package. As of the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this subsection (h) shall only apply with respect to statements in or omissions from any documents in reliance upon and in conformity with the Selling Stockholder Information. (i) No Undisclosed Material Information. The sale of the Offered Securities to be sold by such Selling Stockholder hereunder is not prompted by any material information concerning the Company or any of its subsidiaries that is not disclosed in the General Disclosure Package. (j) ERISA. Such Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3- 101, or otherwise. (k) Underwriters Interest. The Offered Securities to be sold by such Selling Stockholder hereunder are subject to the interest of the Underwriters, the arrangements made by such Selling Stockholder pursuant hereto are to that extent irrevocable, and the obligations of such Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, or by the death or incapacity of any executor or trustee or the termination of the Selling Stockholder, or the occurrence of any other event. (l) Compliance with Anti-Money Laundering Laws. To the knowledge of such Selling Stockholder, (i) the operations of such Selling Stockholder and its subsidiaries (if applicable) are and have been conducted at all times in compliance with the Anti-Money Laundering Laws and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries (if applicable) with respect to the Anti-Money Laundering Laws is pending or threatened. (m) Compliance with OFAC. To the knowledge of such Selling Stockholder, none of such Selling Stockholder, any of its subsidiaries (if applicable), any director or officer of such Selling Stockholder (if applicable) or any agent, employee or affiliate of such Selling Stockholder or any of its subsidiaries (if applicable) is currently subject to any sanctions administered by OFAC; and such Selling Stockholder will not knowingly, directly or indirectly, use the proceeds from the sale of the Offered Securities sold by it, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. (n) No Unlawful Payments. To the knowledge of such Selling Stockholder, none of such Selling Stockholder, any of its subsidiaries (if applicable), any director or officer of such Selling Stockholder (if applicable), any agent, employee or other affiliate of such Selling Stockholder or any of its subsidiaries (if applicable), is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and such Selling Stockholder, its subsidiaries (if applicable) and, to the knowledge of such Selling Stockholder, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

12 [[5558991]] (III) Each Selling Stockholder that is organized under the laws of a jurisdiction outside of the United States (each, a “Foreign Selling Stockholder”), severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that: (a) New York Law Matters. The choice of law of the State of New York is a valid choice of law under the laws of such Selling Stockholder’s jurisdiction of organization and will be honored by the courts of such jurisdiction. Such Selling Stockholder has the power to submit, and pursuant to Section 16 has validly submitted, to the non-exclusive jurisdiction of the courts specified in Section 16, and has validly waived any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought in any such court. (b) Enforcement of Judgments. Any final judgment for a fixed or determined sum of money (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit or proceeding against such Selling Stockholder arising out of or relating to this Agreement or the transactions contemplated hereby would be recognized as a valid judgment by the courts of such Selling Stockholder’s jurisdiction of organization against such Selling Stockholder and would give a judgment based thereon; provided that in respect of Selling Stockholders incorporated in the British Virgin Islands, (i) such Courts had jurisdiction in the matter and the Selling Stockholders either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and was duly served with process; (ii) such judgement was not obtained by fraud; (iii) the enforcement of the judgment would not be contrary to the public policy of the Selling Stockholders’ jurisdiction of incorporation; (iv) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Selling Stockholders’ jurisdiction of incorporation; and (v) there is due compliance with the correct procedures under the laws of the Selling Stockholders’ jurisdiction of incorporation; and further provided that in respect of Selling Stockholders formed in the Cayman Islands, such final judgement shall be required to be: (i) one in respect of which the applicable court had jurisdiction according to Cayman Islands conflict of law rules; (ii) is either for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations or, in certain circumstances, for in personam non- money relief; and (iii) neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. 3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each such Selling Stockholder, at a purchase price of $20.55 per share, that number of shares of Firm Securities (subject to adjustment by the Underwriters to eliminate fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of the applicable Selling Stockholder in S chedule A hereto by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in S chedule A hereto and the denominator of which is the total number of Firm Securities. The Selling Stockholders, severally and not jointly, will deliver the Firm Securities to the several Underwriters (or as otherwise instructed by the Underwriters) in a form reasonably acceptable to the Underwriters against payment of the purchase price therefor by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank specified by the Selling Stockholders and acceptable to the Underwriters, at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019-7475 at 9:00 A.M., New York time, on January 27, 2021, or at such other time not later than seven full business days thereafter as the Underwriters and the Selling Stockholders determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date. In addition, upon written notice from the Underwriters given to the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities, determined in

13 [[5558991]] accordance with the first paragraph of this Section 3. Each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters its Apportioned Share (as defined below) of the Optional Securities specified in such notice or notices and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Underwriters to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriters to the Selling Stockholders. “Apportioned Share” with respect to a given Selling Stockholder means: (a) 505,428/900,000 for Greenlight Capital Offshore Partners, Ltd.; (b) 307,957/900,000 for Greenlight Capital Offshore Master, Ltd.; and 86,615/900,000 for Solasglas Investments, LP. Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriters but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholders, severally and not jointly, will deliver the Optional Securities being purchased on each Optional Closing Date to the several Underwriters (or as otherwise instructed by the Underwriters) in a form reasonably acceptable to the Underwriters against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank specified by the Selling Stockholders and acceptable to the Underwriters, at the above office of Cravath, Swaine & Moore LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date. 4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Firm Securities and, if applicable, the Optional Securities for sale to the public as set forth in the Final Prospectus. 5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the several Selling Stockholders, and, where applicable, each Selling Stockholder agrees, severally and not jointly, with the Company and the several Underwriters, that: (a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Underwriters, Rule 424(b)(5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433. (b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Underwriters of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Underwriters a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Underwriters promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or, to the Company’s knowledge, the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof. (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary

14 [[5558991]] to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriters of such event (or, if applicable, the Selling Stockholders will promptly notify the Company and the Underwriters of such event) and the Company will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Underwriters, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof. (d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158. (e) Furnishing of Prospectuses. The Company will furnish to the Underwriters copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request. The Final Prospectus shall be so furnished on or prior to 5:00 p.m. (Eastern time) on the second business day following the execution and delivery of this Agreement. The Company will pay the expenses of printing and distributing to the Underwriters all such documents. (f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters designate and will continue such qualifications in effect so long as required for the distribution, except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any such jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject. (g) Reserved. (h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other reasonable expenses (including reasonable and documented fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters designate and the preparation and printing of memoranda relating thereto (which shall not exceed $5,000), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes (provided, that the Company shall pay only fifty percent (50%) of the cost of aircraft (if any) chartered in connection with the road show), fees and expenses incident to listing the Offered Securities on Nasdaq, fees and expenses in connection with the registration of the Offered Securities under the Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters. It is understood that, except as provided in this Agreement, the Underwriters will pay all of their own costs and expenses incurred in connection with the offering and the other transactions contemplated hereby, including fees and disbursements of their own counsel. It is further understood that the Selling Stockholders will pay all of their own costs and expenses incurred in connection with the offering and the other transactions contemplated hereby, including fees and disbursements of their own counsel and any transfer or other taxes payable on the sale of the Offered Securities to be sold by them hereunder, except as provided in any separate agreement between the Company and the Selling Stockholders relating to the allocation of expenses among such parties. (i) Reserved. (j) Absence of Manipulation. Neither the Company nor any Selling Stockholder will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or

15 [[5558991]] result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities. (k) Restriction on Sale of Securities by the Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock- Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Underwriters, except grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of stock or securities convertible into or exercisable or exchangeable for shares of stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, and directors pursuant to the terms of the Company’s equity compensation plan in effect on the date hereof and described in the Registration Statement and the General Disclosure Package. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Underwriters consent to in writing; p rovided, h owever, that, for each of the persons listed on S chedule C hereto that is not a Selling Stockholder or an affiliate of a Selling Stockholder, the Lock-Up Period will commence on the date hereof and continue for 30 days after the date hereof or such earlier date that the Underwriters consent to in writing. (l) Restriction on Sale of Securities by the Selling Stockholders. Each Selling Stockholder agrees to comply with the covenant set forth in E xhibit A-5 to this Agreement. 6. Free Writing Prospectuses. Each of the Company and each of the Selling Stockholders represents and agrees that, unless it obtains the prior consent of the Underwriters (not to be unreasonably withheld or delayed), and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company (not to be unreasonably withheld or delayed), it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. 7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein as though made on such Closing Date, to the accuracy of the statements of Company and Selling Stockholder officers and authorized signatories made pursuant to the provisions hereof, to the performance by the Company and each Selling Stockholder of its obligations hereunder, and to the following additional conditions precedent: (a) Accountants’ Comfort Letters. The Underwriters shall have received letters, dated, respectively, the date hereof and each Closing Date, from RSM US LLP, in form and substance satisfactory to the Underwriters, confirming that it is or was at all relevant times a registered public accounting firm and an independent public accountant within the meaning of the Securities Laws and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus (except that any letter dated a Closing Date shall use a “cut off” date no more than three days prior to such Closing Date).

16 [[5558991]] (b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission. (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriters, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Underwriters, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or on Nasdaq, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities. (d) Opinion and 10b-5 Statement of Counsel for Company; Opinion of Counsel for the Selling Stockholders. The Underwriters shall have received an opinion and 10b-5 statement, dated such Closing Date, of Greenberg Traurig, LLP, counsel for the Company, in the form of E xhibit A-1 hereto. The Underwriters shall have received an opinion, dated such Closing Date, of Morgan, Lewis & Bockius LLP, U.S. counsel for the Selling Stockholders, in the form of E xhibit A-2 hereto. The Underwriters shall have received an opinion, dated such Closing Date, of Walkers, British Virgin Islands counsel for certain of the Selling Stockholders, in the form of E xhibit A-3 hereto. The Underwriters shall have received an opinion, dated such Closing Date, of Walkers, Cayman Islands counsel for certain of the Selling Stockholders, in the form of E xhibit A-4 hereto. (e) Opinion and 10b-5 Statement of Counsel for Underwriters. The Underwriters shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 statement, dated such Closing Date, with respect to such matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. (f) Lock-Up Agreement. On or prior to the date hereof, the Underwriters shall have received a “lock- up letter” from each person or entity listed on S chedule C hereto, including each executive officer and director of the Company. (g) Officers’ Certificates. The Underwriters shall have received (I) a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been

17 [[5558991]] instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate; (II) a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company certifying certain financial and operating information contained in the Company’s Form 8-K furnished on January 22, 2021 concerning the “Press Release dated January 22, 2021 regarding preliminary results for the quarter and full year ended December 31, 2020”; and (III) a certificate, dated such Closing Date, of each Selling Stockholder or an authorized signatory of such Selling Stockholder, in which such Selling Stockholder or such authorized signatory shall state that: the representations and warranties of such Selling Stockholder in this Agreement are true and correct; and such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior such Closing Date. (h) Tax Forms. Each Selling Stockholder shall have delivered to the Underwriters prior to or on such Closing Date properly completed and executed United States Treasury Department Forms W-8 or W-9 (or other applicable forms or statements specified by Treasury Department regulations in lieu thereof), as applicable. (i) FinCEN Certificate. On or before the date of this Agreement, the Underwriters shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network (“FinCEN”) from each Selling Stockholder that is a legal entity in form and substance reasonably satisfactory to the Underwriters, along with such additional supporting documentation as the Underwriters have requested in connection with the verification of the foregoing certificate. The Company and each Selling Stockholder will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Underwriters may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise. 8. Indemnification and Contribution. (a) Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the General Disclosure Package at any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Indemnified Party for any reasonable and documented legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) below. (b) Indemnification of Underwriters by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, in proportion to the number of Offered Securities to be sold by such Selling Stockholder hereunder, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state

18 [[5558991]] statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the General Disclosure Package at any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with such Selling Stockholder’s Selling Stockholder Information, and will reimburse each Indemnified Party for any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the aggregate liability of each Selling Stockholder under this Section 8(b) and Section 8(e) below shall be limited to an amount equal to the aggregate proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder. (c) Indemnification of Company and the Selling Stockholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each of the Selling Stockholders (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the General Disclosure Package at any time or the Final Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any reasonable and documented legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the tenth paragraph (related to stabilizing transactions, syndicate covering transactions, penalty bids and passive market making) and eleventh paragraph (related to electronic prospectus distribution) under the caption “Underwriting”. (d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that in any such action,

19 [[5558991]] any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary or (ii) the named parties in any such proceeding (including any impleaded parties) included both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (and in which case the indemnifying party shall not have the right to assume the defense of such proceeding); provided further that, with respect to each action or proceeding for which indemnification is sought under this Section, the indemnifying party shall only be required to pay the fees and expenses of one firm of counsel for all indemnified parties in connection with such action or proceeding and, if necessary, one local counsel in each relevant jurisdiction and special counsel for each relevant specialty. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent (not to be unreasonably withheld or delayed). Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (x) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (y) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (z) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. (e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any reasonable and documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) in no event shall the aggregate liability of a Selling Stockholder under subsection (b) above and this subsection (e) exceed the limit set forth in subsection (b). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

20 [[5558991]] (f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Party or Underwriter Indemnified Party at law or in equity. (g) The provisions contained in this Section 8 shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification or contribution. 9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Underwriters may make arrangements satisfactory to the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements reasonably satisfactory to the Underwriters and Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non- defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. 10. Survival of Certain Representations and Obligations. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company or its officers, the Selling Stockholders or their authorized signatories and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Selling Stockholders or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. 11. Notices. All communications hereunder will be in writing and, (a) if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Underwriters at each of the following addresses: (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); and (ii) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; (b) if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2805 Dallas Parkway, Suite 400, Plano, Texas 75903 Attention: James R. Brickman, with a copy to Greenberg Traurig, LLP, 401 East Las Olas Boulevard, Suite 2000, Fort Lauderdale, FL 33301, Attention: Kara L. MacCullough; or (c) if sent to the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to Greenlight Capital, Inc., 140 East 45th Street, 24th Floor, New York, NY 10017, Attention: Chief Financial Officer (Telephone: (212) 973-1900, Email: Statements@Greenlightcapital.com) with a copy (which shall not constitute notice) to Morgan, Lewis & Bockius LLP, One Federal Street, Boston, MA 02110, Attention: Barry N. Hurwitz.

21 [[5558991]] 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons and other indemnified persons referred to in Section 8, and no other person will have any right or obligation hereunder. 13. Reserved. 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of this Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 15. Absence of Fiduciary Relationship. Each of the Company and each Selling Stockholder acknowledges and agrees that: (a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and no fiduciary, advisory or agency relationship between the Company or such Selling Stockholder and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company or such Selling Stockholder on other matters; (b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Underwriters and the Company and such Selling Stockholder is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) Absence of Obligation to Disclose. The Company and such Selling Stockholder have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and such Selling Stockholder and the Underwriters have no obligation to disclose such interests and transactions to the Company or such Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and (d) Waiver. Each of the Company and such Selling Stockholder waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or such Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or such Selling Stockholder, including stockholders, employees or creditors of the Company or such Selling Stockholder. 16. Applicable Law. This Agreement and any claim, controversy or dispute arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and each Selling Stockholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Selling Stockholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each Foreign Selling Stockholder irrevocably appoints Greenlight Capital, Inc. at the address above as its agent to receive service of process or other legal summons for purposes of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Foreign Selling Stockholder represents and

22 [[5558991]] warrants that such agent has accepted such appointment and has agreed to act as such agent for service of process or other legal summons. To the extent that any Foreign Selling Stockholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, such Foreign Selling Stockholder irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligation of each Foreign Selling Stockholder with respect to any sum due from them to any Underwriter or any other Indemnified Person, as applicable, shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or such other person of any sum in such other currency, and only to the extent that such Underwriter or other person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or other person hereunder, such Foreign Selling Stockholder agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or other person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or other person hereunder, such Underwriter or other person agrees to pay to such Foreign Selling Stockholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or other person hereunder. All sums payable by a Foreign Selling Stockholder to an Underwriter or any other Indemnified Person under this Agreement shall be paid free and clear of and without deduction or withholding for any present or future taxes or duties, unless such deduction or withholding is required by law, in which case the payor shall pay such additional amount as will result in the receipt by the payee of the full amount that would have been received had no such deduction or withholding been made. 17. Patriot Act. The Company and the Selling Stockholders acknowledge that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients. 18. Regulation BI. Each Selling Stockholder acknowledges and agrees that, although the Underwriters may provide such Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering and the other transactions contemplated hereby, the Underwriters are not making a recommendation to such Selling Stockholder to participate in the offering and the other transactions contemplated hereby or to sell any Offered Securities at the purchase price, and nothing set forth in such disclosures or documentation is intended to suggest that the Underwriters are making such a recommendation. 19. Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights

23 [[5558991]] could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. [Remainder of page intentionally left blank]

If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the several Selling Stockholders and the several Underwriters in accordance with its terms. Very truly yours, Richard A. Costello Chief Financial Officer 24 /s/ Richard A. Costello GREEN BRICK PARTNERS, INC.

[Signa ture Page to Underwriting Agreement] [[5558991]] The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written. BARCLAYS CAPITAL INC. Name: Nicholas Cunningham Title: Managing Director GOLDMAN SACHS & CO. LLC By: ....................................................... Name: Title: Acting on behalf of themselves /s/ Nicholas Cunningham

[Signa ture Page to Underwriting Agreement] [[5558991]] The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written. BARCLAYS CAPITAL INC. By: ....................................................... Name: Title: GOLDMAN SACHS & CO. LLC Name: Elizabeth Wood Title: Managing Director Acting on behalf of themselves /s/ Elizabeth Wood

[Signa ture Page to Underwriting Agreement] [[5558991]] GREENLIGHT CAPITAL OFFSHORE PARTNERS, LTD. By: Greenlight Capital, Inc., its Investment Advisor Name: Barrett C. Brown Title: Chief Financial Officer GREENLIGHT CAPITAL OFFSHORE MASTER, LTD. By: DME Capital Management, LP, its Investment Advisor Name: Barrett C. Brown Title: Chief Financial Officer SOLASGLAS INVESTMENTS, LP By: DME Advisors, LP, its Investment Advisor Name: Barrett C. Brown Title: Chief Financial Officer /s/ Barret C. Brown /s/ Barret C. Brown /s/ Barret C. Brown

[[5558991]] SCHEDULE A to the Underwriting Agreement U nderwriter Number of F irm Securities Barclays Capital Inc. 3,000,000 Goldman Sachs & Co. LLC 3,000,000 Total 6,000,000 Number of Total 6,000,000 S elling Stockholder F irm Securities Greenlight Capital Offshore Partners, Ltd. 3,318,684 Greenlight Capital Offshore Master, Ltd. 2,022,080 Solasglas Investments, LP 659,236

[[5558991]] SCHEDULE B to the Underwriting Agreement General Use Free Writing Prospectuses (included in the General Disclosure Package) 1. None. Other Information Included in the General Disclosure Package The following information is also included in the General Disclosure Package: 1. The sales price of the Offered Securities. 2. The number of Offered Securities offered by the Selling Stockholders.

[[5558991]] SCHEDULE C to the Underwriting Agreement 1) James R. Brickman 2) Richard A. Costello 3) David Einhorn 4) Harry Brandler 5) Kathleen Olsen 6) Richard S. Press 7) John R. Farris 8) Elizabeth K. Blake 9) Greenlight Capital, Inc. 10) DME Capital Management, LP 11) DME Advisors, LP 12) Jed Dolson

[[5558991]] SCHEDULE D to the Underwriting Agreement L ist of Significant Subsidiaries and Jurisdiction of Organization Subsidiary Jurisdiction JBGL Ownership LLC Delaware JBGL Builder Finance LLC Texas JBGL Exchange LLC Texas JBGL Mustang LLC Texas GRBK Edgewood LLC Texas GRBK Frisco LLC Texas Johns Creek 206, LLC Georgia JBGL Atlanta Development, LLC Georgia SGHDAL, LLC Texas CB JENI Homes DFW LLC Texas

[[5558991]] EXHIBIT A-1 to the Underwriting Agreement OPINION OF GREENBERG TRAURIG, LLP 1. Based solely upon the Certificates of Good Standing, (a) the Company is validly existing as a corporation and in good standing under the laws of the State of Delaware; (b) each of the Georgia Subsidiaries identified on Schedule 1 is a limited liability company validly existing and has active status under the laws of the State of Georgia; (c) each of the Texas Subsidiaries identified on Schedule 1 is a limited liability company validly existing and has active status under the laws of the State of Texas; and (d) the Delaware Subsidiary identified on Schedule 1 is a limited liability company validly existing and in good standing under the laws of the State of Delaware (collectively, the Georgia Subsidiaries, Texas Subsidiaries, and Delaware Subsidiary, the “Significant Subsidiaries”, and each a “Significant Subsidiary”). The Company is duly qualified and is in good standing as a foreign corporation in the jurisdictions listed in Schedule 1. 2. Each of the Company and the Significant Subsidiaries has the requisite corporate or limited liability company, as the case may be, power and authority to own, lease, hold and operate its properties and to conduct the business in which it is engaged, in each case as described in the Registration Statement and Prospectus. 3. The membership interests in each of the Significant Subsidiaries are owned by the entities set forth on Schedule 1 attached hereto (collectively the “Membership Interests”). To our knowledge, the Membership Interests are owned by such entities free of any liens or encumbrances. 4. The Company (a) has the corporate power to execute, deliver and perform its obligations under the Underwriting Agreement, (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Underwriting Agreement and (c) has duly executed and delivered the Underwriting Agreement. 5. None of the execution, delivery or performance by the Company of the Underwriting Agreement and the transactions contemplated thereby: (a) conflicts or will conflict with, or constitutes or will constitute, a breach of, or a default under, any agreement listed on the Officers’ Certificate as being the material agreements of the Company and its subsidiaries taken as a whole (the “Material A greements”) and attached hereto as Schedule II, (b) violates or will violate any of the court and administrative orders, writs, judgments and decrees specifically directed to the Company and listed on the Officers’ Certificate as being material to the Company and its subsidiaries taken as a whole (the “Court Orders”) and attached hereto as Schedule III, if any, issued by any federal, Delaware, Georgia or Texas governmental agency or body, and attached hereto as Schedule C, or (c) violates any federal, Delaware, Georgia or Texas statute, rule or regulation (other than federal and state securities laws), in each case, known to us to be customarily applicable to transactions of the nature contemplated by the Underwriting Agreement, (d) results in a violation of the Certificate of Incorporation or the Company’s Bylaws, or (e) requires any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal law of the United States other than those (i) as have been obtained or made, (ii) as may be required under the federal securities laws (as to which we express no opinion in this paragraph 5) and (iii) as may be required under state securities or “blue sky” laws and the rules and regulations of the FINRA (as to which we express no opinion), except in the case of (a), (b), (c) and (e), such breaches, conflicts, violations, defaults or failure to obtain a consent that, individually or in the aggregate, would not have a Material Adverse Effect and would not materially adversely affect consummation of the transactions contemplated under the Underwriting Agreement. 6. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. 7. The Offered Securities have been duly authorized. Such Securities have been validly issued and are fully paid and non-assessable and have not been issued in violation of any preemptive rights

[[5558991]] EXHIBIT A-1 to the Underwriting Agreement granted under the Company’s Certificate of Incorporation or under the corporate laws of the State of Delaware. 8. The Offered Securities conform in all material respects as to legal matters to the descriptions thereof contained in the Preliminary Prospectus Supplement and the Prospectus Supplement under the caption “Description of Capital Stock”. 9. The Registration Statement became effective under the Securities Act on December 4, 2020 (the “Effective Date”), and the preliminary prospectus supplement was filed on January [ ], 2021 and the final prospectus supplement was filed on January [ ], 2021, each pursuant to Rule 424(b) of the rules and regulations of the Commission and, based solely on our review of the “Stop Orders” page on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml on the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued, or proceeding for that purpose has been instituted or threatened, by the Commission. 10. Any required filing of the Prospectus Supplement pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule. 11. The Registration Statement, on the Effective Date, and the General Disclosure Package and the Prospectus, each when filed with the Commission pursuant to Rule 424(b) and on the date hereof, appeared appropriately responsive in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder and the documents incorporated by reference in the General Disclosure Package and the Prospectus when filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements, related schedules and notes, and other financial and accounting data and statistical data derived from such financial data, included therein or derived therefrom, information about disclosure controls and procedures and internal control over financial reporting included in, incorporated by reference to, or omitted from, the Registration Statement, the General Disclosure Package or the Prospectus, or the description of the Underwriting Agreement contained in the Prospectus. In passing upon the compliance as to form of the Registration Statement, the Prospectus and such documents incorporated by reference in the Prospectus, we have assumed that the statements made therein are correct and complete and express no view on the anti-fraud provisions of the U.S. Federal securities laws and the rules and regulations promulgated under such provisions. 12. To our knowledge, except as disclosed in the Registration Statement, the General Disclosure Package or Prospectus, the Company is not a party to any registration rights agreement that grants any person rights to have any securities registered for sale under the Registration Statement or included in the Offering contemplated by the Underwriting Agreement. 13. The Company is not required to be registered as an “investment company” or an entity “controlled” by an entity required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. * * * In addition to the foregoing opinions, we advise you supplementally that lawyers currently with Greenberg Traurig, P.A. have acted as counsel to the Company in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus (other than as specified in paragraph 8 above), and have not made any independent check or verification thereof, on the basis of the information we gained during the course of performing the services referred to above, we advise you that nothing has come to the attention of those lawyers currently with Greenberg Traurig, P.A. who have actively participated in representing the Company (after consultation with such other attorneys as they deem

[[5558991]] EXHIBIT A-1 to the Underwriting Agreement appropriate) that causes us to believe that (a) the Registration Statement (including the documents incorporated by reference therein) as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as to the financial statements, related notes and schedules, and other financial and accounting data and statistical data derived from such financial data, included therein or derived therefrom, and information about disclosure controls and procedures and internal control over financial reporting, and the description of the Underwriting Agreement, as to which we express no opinion), or (b) the General Disclosure Package (including the documents incorporated by reference therein) as of the Applicable Time, and the Prospectus (including the documents incorporated by reference therein) as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to the financial statements, related notes and schedules, and other financial and accounting data and statistical data derived from such financial data, included therein or derived therefrom, information about disclosure controls and procedures and internal control over financial reporting, and the description of the Underwriting Agreement, as to which we express no opinion).

[[5558991]] EXHIBIT A-2 to the Underwriting Agreement OPINION OF MORGAN, LEWIS & BOCKIUS LLP 14. Each investment advisor listed on S chedule A hereto is authorized to execute the Underwriting Agreement on behalf of the Selling Stockholder set forth opposite such investment advisor’s name. 15. No consent, approval, authorization or order of or filing, qualification or registration with any court or any federal or New York governmental agency or body is required to be obtained or made by the Selling Stockholders in connection with the execution, delivery and performance of the Underwriting Agreement by any Selling Stockholder or the consummation by any Selling Stockholder of the transactions contemplated hereby or the offer, issue or sale of the Shares by the Selling Stockholders pursuant to the Underwriting Agreement, except such as may have been obtained under the Securities Act and such as may be required under state securities or “Blue Sky” laws. 16. The execution and delivery of the Underwriting Agreement by each Selling Stockholder and performance by the Selling Stockholders of their obligations set forth in the Underwriting Agreement will not (a) result in a violation of any U.S. federal or New York state law, rule or regulation, or (b) to our knowledge, result in a violation of any decree, judgment or order of any U.S. or state court to which the Selling Stockholder is a named party, except that we express no opinion in this paragraph regarding any federal securities laws or any state securities or “Blue Sky” laws, and we note that enforcement of rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy. 17. Assuming that the Underwriters do not have notice of an adverse claim (within the meaning of §8- 105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to the Shares and that each Underwriter has made payment to the Selling Stockholders for the applicable Shares pursuant to the terms and conditions of the Underwriting Agreement, upon the registration of the Shares in the name of such Underwriter on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, the Underwriters will acquire a security entitlement in respect of such Shares and will be protected purchasers (within the meaning of §8- 303(a) of the UCC) of the Shares, free of any adverse claim.

[[5558991]] EXHIBIT A-3 to the Underwriting Agreement OPINION OF BRITISH VIRGIN ISLANDS COUNSEL 1. Each of the Companies is a company duly incorporated under the BVI Business Companies Act, 2004 (as amended) (the "BVI BCA") and validly exists as a BVI business company limited by shares in the British Virgin Islands. Based solely on the Certificate of Good Standing referred to in Schedule 1, each of the Companies is in good standing under the laws of the British Virgin Islands. 2. Each of the Companies has full corporate power and authority to execute and deliver the Document and to perform its obligations under the Document. 3. The Document has been duly executed by the Companies and, when delivered by each of the Companies, will constitute the legal, valid and binding obligations of the Companies enforceable in accordance with their respective terms. 4. Pursuant to the Resolutions, DME Capital Management, LP is appointed as Greenlight Capital Offshore Master, Ltd's investment advisor, agent and attorney-in-fact pursuant to the IAA. 5. Pursuant to the GCOP Resolutions, Greenlight Capital, Inc. is appointed as Greenlight Capital Offshore Partners, Ltd's investment advisor, agent and attorney-in-fact pursuant to the GCOP IAA. 6. The execution, delivery and performance of the Document, the consummation of the transactions contemplated thereby and the compliance by each of the Companies with the terms and provisions thereof do not: (a) contravene any law, or public rule or regulation of the British Virgin Islands applicable to any of the Companies which is currently in force; or (b) contravene the Memorandum and Articles (as defined in Schedule 1). 7. Neither: (a) the execution, delivery, admission into evidence or performance of the Document to which any of the Companies is a party; nor (b) the consummation or performance of any of the transactions contemplated thereby by each of the Companies, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any British Virgin Islands governmental or judicial authority or agency. 8. The choice of New York law in the Document to govern its interpretation would be upheld as a valid choice of law in any action on that Document in the courts of the British Virgin Islands (the "Courts" and each a "Court"). 9. Save as set out in qualification 13, there are no stamp duties, income taxes, corporate or capital gains taxes, withholdings, levies, registration taxes, estate duties, inheritance taxes or gift taxes or other duties or similar taxes or charges now imposed, or which under the present laws of the British Virgin Islands could in the future become imposed, in connection with the enforcement or admissibility in evidence of the Document or on any payment to be made by any of the Companies or any other person pursuant to the Document. 10. None of the parties to the Document is or will be deemed to be resident, domiciled or carrying on business in the British Virgin Islands by reason only of the execution, delivery, performance or enforcement of the Document.

[[5558991]] EXHIBIT A-3 to the Underwriting Agreement 11. In the case of a final and conclusive judgment obtained in a court of a foreign country (with which no reciprocal arrangements exist or extend) for either a liquidated sum (not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations), or in certain circumstances, for in personam non-money relief, such judgment will be recognised and enforced in the Court without any re-examination of the merits at common law, by an action commenced on the foreign judgment in the Court. 12. With reference to paragraph 11 above, in each case, the Courts would enforce the relevant judgment, in the manner set out above, provided that: (a) the judgment had not been wholly satisfied; (b) such court had jurisdiction in the matter and the relevant Company either submitted to the jurisdiction of the foreign court or was resident or carrying on business within such jurisdiction and was duly served with process; (c) in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of a court; (d) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy or for some other similar reason the judgment could not have been entertained by the Courts; (e) the proceedings pursuant to which judgment was obtained were not contrary to natural justice; and (f) applicable rules of British Virgin Islands law permit service out on the debtor in question. 13. It is not necessary under the laws of the British Virgin Islands: (a) in order to enable any party to the Document to enforce their rights under the Document; or (b) solely by reason of the execution, delivery and performance of the Document, that any party to the Document should be licensed, qualified or otherwise entitled to carry on business in the British Virgin Islands. 14. There are no foreign exchange controls or foreign exchange regulations under the currently applicable laws of the British Virgin Islands. 15. Each of the Companies is subject to civil and commercial law with respect to its obligations under the Document and neither the Companies nor any of their assets are entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the Courts in proceedings against each of the Companies in respect of any obligations under the Document, which obligations constitute private and commercial acts rather than governmental or public acts. 16. Where the Document contains a provision pursuant to which each of the Companies agrees to submit to the jurisdiction of the courts specified therein, the Company has executed an effective submission to the jurisdiction of such courts. 17. Based solely on a search of: (a) the public records in respect of each of the Companies maintained at the offices of the Registrar of Corporate Affairs in the British Virgin Islands (the "Registrar"); and

[[5558991]] EXHIBIT A-3 to the Underwriting Agreement (b) the High Court database of issued proceedings (the "High Court database"), (together the "Searches") conducted on the Search Date (as defined in Schedule 1) there are no actions, suits or proceedings pending against any of the Companies before the High Court and the Searches do not reveal any steps having been taken in the British Virgin Islands for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of any of the Companies (to the extent that such steps would result in a filing with the Registrar or the High Court and such filing has been made).

[[5558991]] EXHIBIT A-4 to the Underwriting Agreement OPINION OF CAYMAN ISLANDS COUNSEL 1. The Partnership is an exempted limited partnership duly formed, registered and validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Exempted Limited Partnerships in the Cayman Islands. 2. Based solely upon our review of the Partnership Records (as defined in Schedule 1) the general partner of the Partnership is the Company. 3. The Company is registered as a foreign company and in good standing with the Registrar of Companies in the Cayman Islands (the "Registrar"). 4. Assuming the same to be so as a matter of the laws of the US State of New York, the US State of Delaware and all other relevant laws (other than the laws of the Cayman Islands): when the Document has been duly executed and delivered by the Investment Advisor as investment advisor of the Partnership, the Document will constitute the legal, valid and binding obligations of the Partnership enforceable in accordance with its terms. 5. The execution, delivery and performance of the Document by the Investment Advisor, on its own account or as investment advisor of the Partnership (as the case may be) and the consummation of the transactions contemplated thereby and the compliance by the Investment Advisor and the Partnership with the terms and provisions thereof do not: a. contravene any law, or public rule or regulation of the Cayman Islands applicable to the Investment Advisor or the Partnership which is currently in force; or b. contravene the Partnership Agreement. 6. Neither: a. the execution, delivery or performance of the Document; nor b. the consummation or performance of any of the transactions contemplated thereby by the Partnership, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any Cayman Islands governmental or judicial authority or agency. 7. The law chosen in the Document to govern its interpretation would be upheld as a valid choice of law in any action on the Document in the courts of the Cayman Islands (the "Courts" and each a "Court"). 8. Save as set out in qualification 2 in Schedule 3, there are no stamp duties, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of the Cayman Islands could in the future become imposed, in connection with the enforcement or admissibility in evidence of the Document or on any payment to be made by the Partnership or any other person pursuant to the Document. The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. 9. None of the parties to the Document is or will be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, delivery, performance or enforcement of the Document.

[[5558991]] EXHIBIT A-4 to the Underwriting Agreement 10. A judgment obtained in a foreign court (other than certain judgments of a superior court of any state of the Commonwealth of Australia) will be recognised and enforced in the Courts without any re- examination of the merits at common law, by an action commenced on the foreign judgment in the Grand Court of the Cayman Islands (the "Grand Court"), where the judgment: a. is final and conclusive; b. is one in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules; c. is either for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief (following Bandone Sdn Bhd v Sol Properties Inc. [2008] CILR 301); and d. was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. 11. It is not necessary under the laws of the Cayman Islands that the Document be registered or recorded in any public office or elsewhere in the Cayman Islands in order to ensure the validity or enforceability of the Document. 12. It is not necessary under the laws of the Cayman Islands: a. in order to enable any party to the Document to enforce their rights under the Document; or b. solely by reason of the execution, delivery and performance of the Document, that any party to the Document should be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands or any other political subdivision thereof. 13. To the extent that the Document contains a provision pursuant to which the Partnership agrees to submit to the jurisdiction of the courts specified therein, assuming the same to be so as a matter of the laws of the US State of New York and US State of Delaware, the Partnership has executed an effective submission to the jurisdiction of such courts in such capacities. 14. Neither the Partnership nor any of its assets are entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the Courts in proceedings against the Partnership in respect of any obligations under the Document which constitute commercial transactions and are not an exercise of sovereign authority. 15. Based solely upon our examination of the Court Register (as defined in Schedule 1) we confirm that at the Search Time (as defined in Schedule 1) there are no actions, suits or proceedings pending against the Partnership before the Grand Court and no steps have been, or are being, taken compulsorily to wind up the Partnership.

[[5558991]] EXHIBIT A-5 to the Underwriting Agreement Each Selling Stockholder agrees that during the applicable Lock-Up Period such Selling Stockholder will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities or securities convertible into or exchangeable or exercisable for any Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position in the Securities or securities convertible into or exchangeable or exercisable for any Securities within the meaning of Section 16 of the Exchange Act, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriters. In addition, each Selling Stockholder agrees that, without the prior written consent of the Underwriters, it will not, during the applicable Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. Any Securities or securities convertible into or exchangeable or exercisable for any Securities acquired by such Selling Stockholder in the open market after the date of hereof will not be subject to this Lock-Up Agreement, p rovided that, with respect to any sale or other disposition during the applicable Lock- Up Period of Securities or securities convertible into or exchangeable or exercisable for any Securities acquired on the open market, (1) no filing under Section 16(a) of the Exchange Act reporting a reduction in ownership of the Securities or securities convertible into or exchangeable or exercisable for any Securities, as compared to the respective ownership as of the date hereof of the Securities or securities convertible into or exchangeable or exercisable therefor, shall be required or voluntarily made during the applicable Lock- Up Period, and (2) such Selling Stockholder does not otherwise voluntarily effect any public filing, report or other disclosure regarding such transfers. Notwithstanding the foregoing, such Selling Stockholder may transfer the Securities or securities convertible into or exchangeable or exercisable for any Securities if such transfer is: (i) as a bona fide gift or gifts; (ii) by will or intestate succession; (iii) to a family member or trust for the benefit of such Selling Stockholder or a family member; (iv) if such Selling Stockholder is a corporation, partnership, limited liability company or other business entity, part of a distribution, transfer or other distribution to (a) its general or limited partners, members, stockholders or other equity owners, (b) such entity’s parent or to any subsidiary of such entity, (c) any investment fund or similar entity controlled or managed by any such entity, its parent or any subsidiary thereof, or (d) any other entity under common control with such Selling Stockholder (for purposes of this paragraph, “parent” shall mean, with respect to any person, any other entity that owns, directly or indirectly, capital stock of or other equity interests in such person having more than 50% of the ordinary voting power in the election of such entity’s directors, managers or similar persons, “subsidiary” shall mean a “majority owned subsidiary” as defined in Rule 405 under the Securities Act of 1933, as amended, and “control” shall mean having the power to elect or appoint a majority of the board of directors or managing members of the person or entity or to direct or cause the direction of management or policies of a person or entity, whether by holding voting securities, by contract or otherwise); (v) the sale of approximately 850,000 securities, to occur on or about the date of the transactions contemplated by the Underwriting Agreement, by the Selling Stockholder and/or certain affiliates thereof, which sale is described in the Statutory Prospectus relating to the offering of the Offered Securities; (vi) the transfer, sale, tender or other disposition of the Securities (or any security convertible into or exercisable or exchangeable for the Securities) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Securities involving a change in control

[[5558991]] EXHIBIT A-5 to the Underwriting Agreement of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which such Selling Stockholder may agree to transfer, sell, tender or otherwise dispose of the Securities (or any security convertible into or exercisable or exchangeable for the Securities), or vote any Securities in favor of any such transaction); p rovided, h owever, that, in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Securities or securities convertible into or exchangeable or exercisable for any Securities owned by such Selling Stockholder shall remain subject to the restrictions contained in this Lock-Up Agreement; or (vii) the sale of the Securities to be sold by such Selling Stockholder to the Underwriters pursuant to the Underwriting Agreement; p rovided, h owever, that: (A) in the case of clauses (i)-(v), it shall be a condition to the transfer that (1) the transferee execute, or otherwise be bound by, an agreement stating that the transferee is receiving and holding Securities or securities convertible into or exchangeable or exercisable for any Securities subject to the provisions of the covenant set forth in this Exhibit, and (2) except in the case of clauses (iv)(d) and (v), any such transfer shall not involve a disposition for value; and (B) in the case of clauses (i)-(vii), it shall be a condition to the transfer that (1) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of the Securities or securities convertible into or exchangeable or exercisable for any Securities shall be required or voluntarily made during the applicable Lock-Up Period, and (2) such Selling Stockholder does not otherwise voluntarily effect any public filing, report or other disclosure regarding such transfer; except for, solely in the case of clauses (iv) and (v), a required filing on Form 4 or, in the case of clauses (iv)(d) and (v), Schedule 13D in connection with such distribution or transfer, as long as at least two business days’ notice is provided to the Underwriters prior to such proposed filing and the filing shall include a footnote or other explanatory disclosure that such distribution was to a distributee or transferee permitted under clause (iv) or (v), as the case may be, and (a) with respect to transactions pursuant to clauses (iv)(a)-(c), did not involve a distribution for value and (b) did not result in a reduction in the beneficial ownership of the Securities or securities convertible into or exchangeable or exercisable for any Securities of such Selling Stockholder and the entities under common control with such Selling Stockholder, when considered on an aggregate basis. In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of the covenant set forth in this Exhibit.